UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

JOINT CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2008

Rockwood Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (Jurisdiction of Incorporation)	001-32609 (Commission File Number)	52-2277366 (IRS Employer Identification Number)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant’s principal executive office)

(609) 514-0300
(Registrant’s telephone number)

Rockwood Specialties Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (Jurisdiction of Incorporation)	333-109686 (Commission File Number)	52-2277390 (IRS Employer Identification Number)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant’s principal executive office)

(609) 514-0300
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.              Entry into a Material Definitive Agreement.

On June 17, 2008, subsidiaries of Rockwood Holdings, Inc. (“RHI”) and Rockwood Specialties Group, Inc. (“RSGI”, RSGI together with RHI referred to as “Rockwood”) entered into a Facility Agreement (the “Facility Agreement”), made between Deukalion Einhundertvierundzwanzigste Vermögensverwaltungs GmbH (“DEVG”), Sachtleben Chemie GmbH (“Sachtleben”) and White Pigments Holding Oy (“White Pigments”), each a subsidiary of Rockwood, and Kemira Pigments Oy (“Kemira Pigments”), which is a subsidiary of Kemira Oyj (“Kemira”), with DEVG, Sachtleben, White Pigments and Kemira Pigments, each an Original Borrower and Original Guarantor;  Merchant Banking, Skandinaviska Enskilda Banken AB (publ) (“SEB”); and Nordea Bank Finland Plc (“Nordea”) as Arranger and Original Lenders; SEB as Agent, Security Agent and Issuing Bank; and the lenders party thereto (the “Lenders”).  The Facility Agreement was entered into in connection with the financing of the previously announced joint venture with Kemira pursuant to which Rockwood will combine its titanium dioxide pigments and functional additives business with Kemira’s titanium dioxide business (the “Joint Venture”).  The Facility Agreement provides for a term loan facility in an aggregate amount of €300 million (the “Term Loan”) and a revolving credit facility in an aggregate amount of €30 million (the “Revolving Loan”, and along with the Term Loan, the “Loans”) and is subject to certain conditions, including the closing of the Joint Venture.  The Loans both mature in five years. The closing of the Joint Venture is subject to regulatory approval.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 17, 2008, DEVG, Sachtleben, White Pigments and Kemira Pigments entered into the Facility Agreement to borrow the Term Loan and the Revolving Loan, subject to certain conditions, including the closing of the Joint Venture. The proceeds of the Term Loan will be used in connection with the financing of the Joint Venture including the acquisition by DEVG of the shares of Sachtleben and the acquisition by White Pigments of the shares of Kemira Pigments. The proceeds of the Revolving Loan will be available for use by the Original Borrowers for working capital requirements and general corporate purposes including bank guarantees and letters of credit.  The interest rate on the Loans will be EURIBOR (or LIBOR if the currency is not Euro) plus 3.00%, subject to a step down determined by reference to a leverage ratio test and subject to an upward adjustment not to exceed 0.75% based on market conditions as of the closing of the Facility Agreement. The Term Loan shall be repaid in installments over a five-year period from the date of the Facility Agreement, with payments commencing twelve months from such date; both Loans may be prepaid without penalty.

The Facility Agreement requires DEVG to meet certain affirmative and restrictive covenants, subject to certain thresholds and exceptions.  The restrictive covenants limit the Original Borrowers’ ability to undertake certain actions, including but not limited to acquiring or disposing of assets, creating liens on assets, entering into a merger or corporate restructuring, and incurring additional indebtedness. In addition, the Facility Agreement requires DEVG to meet certain financial covenants, including a leverage ratio test and an interest coverage ratio test.  The Loans will be secured by the stock and the assets of Sachtleben, White Pigments and Kemira Pigments and guaranteed by the Original Borrowers.  In the event that Kemira’s or Rockwood’s ownership interest in DEVG changes, any Lender may cancel its commitment and demand prepayment of its respective portion of the Loans, including accrued and unpaid interest.  The Facility Agreement contains customary events of default, subject to remedy periods, thresholds and exceptions.  Upon the occurrence of an event of default under the Facility Agreement, the Lenders are able to terminate the commitments and declare all amounts, including accrued and unpaid interest, to be due and payable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwood Holdings, Inc.

	By:	/s/ MICHAEL W. VALENTE

		Name:	Michael W. Valente
		Title:	Assistant Secretary

Rockwood Specialties Group, Inc.

	By:	/s/ MICHAEL W. VALENTE

		Name:	Michael W. Valente
		Title:	Assistant Secretary

Dated: June 23, 2008